EXHIBIT 99.1

                   QWEST COMMUNICATIONS REPORTS STRONG REVENUE
                        AND EBITDA FOR FIRST QUARTER 2000

      RESULTS FUELED BY MORE THAN 200% GROWTH IN INTERNET AND DATA REVENUES
                   THAT NOW COMPRISE OVER 30% OF TOTAL REVENUE


First quarter financial results compared to previous year:

      >> Internet and data revenues continued strong growth of more than 200 percent and comprise more than 30 percent of total revenue

      >>  Services revenue increased 65 percent

      >>  Total revenue grew 39 percent to $1.22 billion

      >>  Total EBITDA increased 52% to $236.0 million

      >>  Services EBITDA margins improved from 13.7 percent to 19.4 percent

First quarter operational highlights:

      >> Qwest has grown from the 25th to the third largest carrier of Internet traffic in only 14 months

      >> Qwest and KPNQwest struck deals with IBM to support expansion of CyberCenters(sm) in North America and Europe, with combined revenue to Qwest and KPNQwest of $4.5 billion expected over the life of the contracts

      >> Qwest/U S WEST merger gained approvals from the FCC, Colorado and Iowa; new senior management team selected; Qwest announced plan to sell its long distance business in the U S WEST territory to Touch America


DENVER, APRIL 19, 2000 - Qwest Communications International Inc. (NYSE: Q), the broadband Internet communications company, today announced strong Internet and data services drove record first quarter revenue of $1.22 billion and $236.0 million of earnings before interest, taxes, depreciation and amortization (EBITDA). Internet and data services revenues continued to grow as a significant part of Qwest's overall revenue mix, comprising more than 30 percent of total revenue. For the 12th consecutive quarter the company met or exceeded the consensus of analysts' estimates.


"We continue to drive strong demand for our industry-leading portfolio of Internet and data services in the business marketplace," said Joseph P. Nacchio, Qwest's chairman and CEO. "We are riveted on delivering next-generation broadband Internet applications and services. Importantly, during the quarter we strengthened our services portfolio through the deal with IBM to deliver a broader range of hosting and e-commerce solutions to our customers."

The $1.22 billion in total revenue for the quarter reflects a 39 percent increase from the $878.4 million for the first quarter of 1999, fueled by 65 percent growth in services revenue. Sequential total revenue grew more than five percent reflecting the strength in Internet and data services and less dependence on voice long distance services.

EBITDA for the first quarter was up 52 percent to $236.0 million compared to $155.4 million in the first quarter of 1999, while services EBITDA increased by more than 134 percent. Sequential EBITDA grew more than four percent even as the company continued to make investments for future growth. These investments include the build-out of CyberCenters, broadband local access products and services, Internet Protocol (IP) enabling platforms, data product development, and enhanced data sales channels.

This aggressive investment strategy continues to drive the company's revenue growth, outpacing increases in expenses. As a result, the services EBITDA margin improved from 13.7 percent in the first quarter of 1999 to 19.4 percent for the same period in 2000.

Excluding non-recurring items, the company achieved first quarter net earnings of $30.0 million, or $0.04 per diluted share, compared to net earnings of $4.8 million, or $0.01 per diluted share a year ago. These non-recurring items are comprised of U S WEST merger related charges incurred during the quarter and a gain on the sale of an investment. The company reported net earnings of $12.6 million, or $0.02 per diluted share, for the quarter, compared to net earnings of $4.8 million, or $0.01 per diluted share, for 1999.

Robert S. Woodruff, Qwest executive vice president and CFO, said, "We are extremely pleased with the strong financial results for the quarter, and expect continued strong revenue and EBITDA growth led by the demand for Qwest's Internet-based broadband applications and services."

Woodruff continued, "Our capital spending program for 2000 is expected to be approximately $3.3 billion. This increase over our previously announced $2.5 to $2.7 billion plan reflects time to market and growth opportunities for acceleration of our CyberCenter expansion and build-out of local broadband services."

INTERNET AND DATA SERVICES BUSINESS
During the quarter, Qwest continued to drive demand for its broadband applications and services. Qwest and KPNQwest announced two multi-year initiatives with IBM to deliver next-generation e-business services and applications through the construction and activation of new Qwest CyberCenters throughout North America and Europe. The initiatives are expected to produce $4.5 billion in combined revenue for Qwest and KPNQwest over the life of the contracts.

Qwest has selected IBM Global Services to build and provide operational support for 28 additional CyberCenters in North America. IBM will purchase hosting space from Qwest to support its customers' e-commerce initiatives and will become an anchor tenant in the

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

CyberCenters it builds. After all planned IBM-built CyberCenters are completed, Qwest expects to operate a total of 42 CyberCenters in the U.S. and Canada.

In Europe, KPNQwest, Qwest's European joint venture with KPN, selected IBM to build and provide operational support for up to 18 new KPNQwest CyberCenters connected to KPNQwest's high capacity fiber-optic EuroRings(sm) network. IBM will also purchase hosting space in the centers to host their customers' e-business and business-to-business initiatives.

Qwest Cyber.Solutions, the industry's largest application service provider (ASP) based on market share, continued to win customers in the ASP arena by securing more than $20 million in contracts for applications management, hosting and packaged applications services. The newest Qwest Cyber.Solutions clients include JDS Uniphase Corporation, BMC Software, Corban Communications, Goldschmidt Chemical Corporation and Terra Industries.

LOCAL BROADBAND
During the quarter, Qwest Link (sm), Qwest's business unit responsible for developing local broadband networks, completed the initial phase of its build out in selected California cities and activated customers on its facilities, providing high-speed local connectivity to the company's global Internet network. Qwest is on schedule with its local build out plans and currently has projects underway in a number of major U.S. cities including, Chicago, Dallas, Los Angeles, New York, Sacramento, San Jose, San Francisco, and Washington D.C.

QWEST/ U S WEST MERGER
The Qwest and U S WEST merger received approval during the quarter from the Federal Communications Commission (FCC), Colorado and Iowa regulators. Six states in the U S WEST region still must approve the merger. In addition, last week Qwest and U S WEST reached agreement with the Minnesota Department of Commerce and the Minnesota Office of the Attorney General on key issues, and these agencies agreed to support expeditious approval of the merger. Earlier in the quarter, the staff of the Washington Utilities and Transportation Commission and the Public Counsel of the Washington Attorney General's Office reached agreement on similar issues.

Qwest also announced the senior officers for the new company that will be formed after the merger is completed. These nine persons will report directly to Nacchio and are responsible for working with current executives of both companies to facilitate the merger process.

Qwest also announced plans in March to sell its long distance business in the U S WEST territory to Touch America, the telecommunications subsidiary of The Montana Power Co. The divestiture plan was filed April 14 with the FCC and action is expected by the end of June.

GLOBAL EXPANSION
In January, KPNQwest announced plans to construct a seventh high-capacity fiber-optic network ring. The 2,500-mile Iberian Ring will bring the total size of KPNQwest's

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

European network to approximately 11,800 miles and connect additional cities in Southern France and Spain into KPNQwest's pan-European network. In addition, during the quarter KPNQwest completed construction of a 1,700- mile fiber-optic ring in Germany. KPNQwest announced April 17 that it is acquiring COMM2000, a market-leading Italian Internet Service Provider with 4,000 customers.

Qwest also named Richard Cantin as regional president of Qwest's Internet and multimedia services in Canada. Cantin is responsible for establishing strategic partnerships and alliances that will leverage Qwest's new 4,300-mile high-speed, fiber optic broadband Internet network in Canada.

ABOUT QWEST
Qwest Communications International Inc. (NYSE: Q) is a leader in reliable, scalable and secure broadband Internet-based data, voice and image communications for businesses and consumers. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 25,500 miles in North America. In addition, KPNQwest (Nasdaq: KQIP), Qwest's European joint venture with KPN, the Dutch telecommunications company, is building and will operate a high-capacity European fiber optic, Internet-based network that will span 11,800 miles when it is completed in 2001. For more information, please visit the Qwest web site at www.qwest.com.
                                      # # #

Contacts:      MEDIA CONTACT:               INVESTOR CONTACT:
               Tyler Gronbach               Lee Wolfe
               (303) 992-2155               800-567-7296
               tyler.gronbach@qwest.com     IR@qwest.com

This release may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, failure to maintain rights of way, financial risk management and future growth subject to risks, adverse changes in the regulatory or legislative environment. This release may include analysts' estimates and other information prepared by third parties, for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of Qwest Communications International Inc. in the U.S. and certain other countries.

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

                                  ATTACHMENT A

            QWEST COMMUNICATIONS INTERNATIONAL INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                   (In Millions, Except Per Share Information)
                                   (Unaudited)
                                                                          Three Months Ended
                                                                    -----------------------------
                                                                         2000           1999
                                                                    -------------   -------------
Revenue:
      Communications services                                       $     1,216.8   $       737.2
      Construction services                                                  --             141.2
                                                                    -------------   -------------
        Total revenue                                                     1,216.8           878.4
                                                                    -------------   -------------
Operating expenses:
      Access and network operations                                         677.9           432.9
      Construction services                                                  --              76.8
      Selling, general and administrative -
      communications                                                        302.9           203.6
      Selling, general and administrative -
      construction                                                           --               9.7
                                                                    -------------   -------------
      EBITDA                                                                236.0           155.4

      Depreciation and amortization                                         118.1            95.9
      Merger related costs                                                   21.2            --
                                                                    -------------   -------------

        Earnings from operations                                             96.7            59.5
Interest expense and other, net                                              37.1            34.9
                                                                    -------------   -------------
        Earnings before income taxes                                         59.6            24.6
Income tax expense                                                           47.0            19.8
                                                                    -------------   -------------
        Net earnings                                                $        12.6   $         4.8
                                                                    =============   =============

Net earnings per share - basic                                      $        0.02   $        0.01
                                                                    =============   =============
Net earnings per share - diluted                                    $        0.02   $        0.01
                                                                    =============   =============
Weighted average shares outstanding - basic                                 751.5           698.3
                                                                    =============   =============
Weighted average shares outstanding - diluted                               789.4           737.1
                                                                    =============   =============
Net earnings excluding non-recurring items (1)                      $        30.0   $         4.8
                                                                    =============   =============
Net earnings per share excluding non-recurring
      items - basic                                                 $        0.04   $        0.01
                                                                    =============   =============
Net earnings per share excluding non-recurring
      items - diluted                                               $        0.04   $        0.01
                                                                    =============   =============

(1) Excludes merger related charges incurred in conjunction with the pending merger with U S WEST and a gain on the sale of an investment in 2000.

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
                                  ATTACHMENT B

            QWEST COMMUNICATIONS INTERNATIONAL INC. AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - PRO FORMA

               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                   (IN MILLIONS, EXCEPT PER SHARE INFORMATION)
                                   (UNAUDITED)

                                                           Pro Forma (1)
                                                        Three Months Ended
                                                     -----------------------
                                                       2000           1999
                                                     ---------     ---------
Revenue:
         Communications services                     $ 1,216.8     $   712.3
         Construction services                            --           141.2
                                                     ---------     ---------
           Total revenue                               1,216.8         853.5
                                                     ---------     ---------
Operating expenses:
         Access and network operations                   677.9         420.2
         Construction services                            --            76.8
         Selling, general and administrative -
         communications                                  302.9         190.3
         Selling, general and administrative -
         construction                                     --             9.7
                                                     ---------     ---------
         EBITDA                                          236.0         156.5

         Depreciation and amortization                   118.1          90.1
                                                     ---------     ---------
           Earnings from operations                      117.9          66.4

Interest expense and other, net                           43.4          33.5
                                                     ---------     ---------
           Earnings before income taxes                   74.5          32.9

Income tax expense                                        44.5          25.7
                                                     ---------     ---------
           Net earnings                              $    30.0     $     7.2
                                                     =========     =========

Net earnings per share - basic                       $    0.04     $    0.01
                                                     =========     =========
Net earnings per share - diluted                     $    0.04     $    0.01
                                                     =========     =========
Weighted average shares outstanding - basic              751.5         698.3
                                                     =========     =========
Weighted average shares outstanding - diluted            789.4         737.1
                                                     =========     =========

(1) Pro forma results reflect the following items:

o Exclude the results of operations for Eunet, which was contributed to the KPNQwest Joint Venture in April, 1999.
o Exclude the one-time merger related charges incurred in conjunction with the pending merger with U S WEST in 2000.
o        Exclude a gain on the sale of an investment in 2000.

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
                                  ATTACHMENT C

            QWEST COMMUNICATIONS INTERNATIONAL INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                  (IN MILLIONS)
                                   (UNAUDITED)

                                                 MARCH 31,      DECEMBER 31,
                                                   2000            1999
                                               -------------   -------------
ASSETS
  Cash                                         $        40.6   $       349.2

  Other current assets                               1,715.7         1,436.0
                                               -------------   -------------
    Total current assets                             1,756.3         1,785.2
                                               -------------   -------------
  Property and equipment, net                        4,934.2         4,108.7

  Excess of cost over net assets acquired            3,263.0         3,290.1

  Other, net                                         2,021.7         1,874.1
                                               -------------   -------------
TOTAL ASSETS                                   $    11,975.2   $    11,058.1
                                               =============   =============


LIABILITIES AND STOCKHOLDERS' EQUITY

  Total current liabilities                    $     1,969.3   $     1,238.4

  Long-term debt and capital lease obligations       2,384.9         2,368.3

  Long-term liabilities and other                      546.0           450.1

  Total stockholders' equity                         7,075.0         7,001.3
                                               -------------   -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $    11,975.2   $    11,058.1
                                               =============   =============


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